Exhibit 10.1

Sonus Pharmaceuticals, Inc.

Compensation Policy

1.              Purpose

a.               This policy outlines the Philosophy, Guiding Principles, Programs and Eligibility Timelines, and Delegation of Authority related to all compensation programs at Sonus Pharmaceuticals.

2.              Philosophy

a.               Attracting and retaining human talent is a critical element of our ability to achieve the goals and objectives outlined in our business plan.

b.              The labor markets in which we compete for human talent, nationally and locally, are very competitive.  To be successful, we have to offer compensation programs that are competitive with life sciences companies, large and small, that are competing for the same talent.

c.               The components of these compensation programs, including base salary, annual merit increases, short term incentive awards, and long term incentive awards, should align incentives and rewards for employees with the overall business strategies, goals and objectives of Sonus, and also take into account the company’s ability to fund these programs.

d.              While our corporate goals and objectives for any year are clearly defined, our business strategy also contains an opportunistic element, and compensation programs should therefore ensure flexibility to fairly compensate employees when business priorities and objectives change in a year.

3.              Guiding Principles

a.               “Compensation” at Sonus includes the following components:

i.                  A Base Salary, which is determined for each employee at their time of hire, promotion, and/or significant change in duties and responsibilities;

ii.               Annual Merit Increases, which are intended to adjust base salaries for cost of living increases, and which take into account each employee’s performance against individual and team goals and objectives;

iii.            Short Term Incentive Awards, which are designed to provide an annual bonus opportunity, payable in cash or stock, to reward employees for performance to corporate, team and individual goals and objectives; and

iv.           Long Term Incentive Awards, which consist of both new-hire stock option grants at the time an employee is hired and annual refresher stock option grants, and are designed to provide an incentive opportunity for each employee to participate in increases in long-term shareholder value.

b.              For every full-time employee position in Sonus, targeted levels of compensation for each of the elements defined above is determined by benchmarking similar positions in comparable, or “peer”, life sciences companies.  This is accomplished through an annual review of multiple survey sources, including recognized compensation surveys covering the biotechnology and pharmaceutical industries, and through direct competitive analysis of peer companies.  The company may, from time to time, engage recognized external consultants to assist with this analysis.

c.               In addition to competitive practices as outlined above, compensation for each position in the company will take into account the strategic importance of the position as well as the experience, skills and capabilities of the incumbent or new hire.

d.              Subject to the above, targeted levels of compensation for each of the elements is as follows:

	Total Cash Compensation		Target Stock Option
Base Salary	Target Total Cash	Maximum Total Cash	Equity Grant
50th – 60th Percentile	50th Percentile	60th – 75th Percentile	50th Percentile (subject to dilution constraints)

i.                  Employee base salaries fall within bands, which are divided into thirds.  The market reference range is defined as the middle third of the band and consists of the amounts within plus or minus 10% of the 50th percentile.

ii.               Executive base salaries fall at the targeted levels plus or minus 15% depending upon performance, strategic importance of the position, retention needs and competitive practices.

e.               By policy, annual merit increase guidelines will be the same for employees at all levels of the company.  The actual annual merit increase for a given employee may be higher or lower than the guideline based on that employee’s performance to team and individual goals and their position relative to targeted salary guidelines.

f.                 Following application of the annual merit increase, if any employee is still outside the competitive guidelines for base salary, a one time Technical Adjustment may be applied to bring that employee’s salary in compliance with the guidelines.

4.              Programs and Eligibility

a.               All employees who fill a regular, approved position are eligible for participation in the Employee Compensation Program.  Any other type of employee, including but not restricted to temporary, agency, contract, consultants or other similar positions, are not eligible to participate.

b.              Employees at the level of vice president or higher may participate in the Executive Compensation Program if they are recommended for participation by the President & CEO and are approved for participation by the Board of Directors or the Compensation Committee of the Board.

c.               An employee can only participate in one compensation program, i.e. either the Executive or Employee program.

5.              Timeline

a.               The process begins annually in July-August with a presentation to the Compensation Committee of a preliminary review of trends in compensation and identification of potential issues regarding any of the three components of compensation.

b.              Based on feedback from the Compensation Committee, Human Resources works with an outside consulting firm to produce an Executive Compensation Review with recommendations for each of the compensation components.  The consulting firm may be involved in employee compensation as well.  This material is forwarded to and discussed with the Compensation Committee in October, which is the month the formal performance review process begins.

c.               In November the Compensation Committee receives recommendations for all components of compensation for executives and for employees.

d.              In December the Board of Directors and the Compensation Committee complete final review of the recommendations and approve specific amounts of each component for each executive and maximum pool amounts for employees.

6.              Delegation of Authority

a.               The Delegation of Authority for the Employee Compensation Program is outlined in Exhibit A.

b.              The Delegation of Authority for the Executive Compensation Program is outlined in Exhibit B.

APPENDIX A

EMPLOYEE COMPENSATION PROGRAM

DELEGATION OF AUTHORITY

Employee	New Hires	Existing Employees
• Salary	• Salary bands set by program guidelines approved by board • Specific offers within program guidelines approved by CEO	• N/A
• Annual Merit Increases	• N/A

•  Board approves maximum total pool based on Comp Com recommendations

•  Comp Com approves actual payout pool based on CEO recommendations and up to maximum pool approved by board

•  CEO approves individual employee payouts within pool approved by Comp Com

• Annual Performance Bonuses	• Eligibility for level of maximum targeted payout determined by guidelines approved by Board • Specific offers within program guidelines approved by CEO

•  Board approves maximum total pool based on Comp Com recommendations

•  Comp Com approves actual payout pool based on CEO recommendations and up to maximum pool approved by board

•  CEO approves individual employee payouts within pool approved by Comp Com

• Stock Option Awards	• Eligibility for level of maximum targeted award determined by guidelines approved by Board • Specific offers within program guidelines approved by CEO

•  Board approves maximum total pool based on recommendations by Comp Com

•  Comp Com approves actual payout pool based on CEO recommendations and up to maximum approved by board

•  CEO approves individual employee payouts within pool approved by Comp Com

APPENDIX B

EXECUTIVE COMPENSATION PROGRAM

DELEGATION OF AUTHORITY

Executive	New Hires	Existing Employees
• Salary	• Specific offers approved by Comp Com based on recommendations of CEO and communicated to Board	• N/A
• Annual Merit Increases	• N/A

•  Board approves maximum potential increase per executive based on Comp Com recommendations

•  Comp Com approves actual increase per executive based on CEO recommendations and up to maximum payout approved by board

•  Board approves amount for the President & CEO based on recommendation from the Comp Com

• Annual Performance Bonuses	• Eligibility for level of maximum targeted payout determined by guidelines approved by Board • Specific offers within program guidelines approved by Comp Com based on recommendations from CEO

•  Board approves maximum payout per executive based on Comp Com recommendations

•  Comp Com approves actual payout per executive based on CEO recommendations and up to maximum payout approved by board

•  Board approves amount for the President & CEO based on recommendation from the Comp Com

• Stock Option Awards	• Eligibility for level of maximum targeted award determined by guidelines approved by Board • Specific offers within program guidelines approved by Comp Com based on recommendations from CEO

•  Board approves maximum award per executive based on recommendations by Comp Com

•  Comp Com approves actual award per executive based on CEO recommendations and up to maximum award approved by board

•  Board approves amount for the President & CEO based on recommendation from the Comp Com